UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2008

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-8400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sale of Equity Securities.

On May 23, 2008, the Company issued 280,000 shares of its Class A common stock, par value $.0001 per share (the “Shares”) in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, for a transaction not involving a public offering of securities. The Shares were issued as a result of the following tax-free reorganizations: the merger of a wholly owned subsidiary of our subsidiary Gaiam Energy Tech, Inc. (“GETI”) with and into our indirect subsidiary Real Goods Carlson, Inc., in which the holder of an 11.57% minority interest in Real Goods Carlson, Inc. (“Holder”) received stock of GETI in exchange for all of the Holder’s Real Goods Carlson, Inc. shares; and the merger of a wholly owned subsidiary of the Company with and into GETI, in which the Holder received the Shares in exchange for all of his GETI shares.

The Holder of the minority interest in Real Goods Carlson, Inc. and the person to whom the Shares were issued is Erik Zech, the Company’s President and Chief Financial Officer. Mr. Zech purchased the minority interest in Real Goods Carlson, Inc. for $371,414 in January 2008. On the date of issuance of the Shares, the closing market price of the Company’s Class A common stock as reported by the NASDAQ Global Market was $6.70 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ John Jackson
John Jackson
Secretary

Date: May 30, 2008

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